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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             Galileo Technology Ltd.
             (Exact name of registrant as specified in its charter)


               Israel                                   Not Applicable
(State of incorporation or organization)    (I.R.S. Employee Identification No.)


                               Hacharoshet St. 36
                              20100 Karmiel, Israel
                   (Address of principal executive offices)


     Securities to be registered pursuant to Section 12(b) of the Act:

                                Ordinary Shares
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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]



     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description under the captions "Prospectus Summary" and "Description of Shares," on pages 3 and 51-53, respectively, of the Prospectus dated July 1, 1997, contained in Registrant's Registration Statement on Form F-1 (Registration No. 333-7174) filed on July 1, 1997, and Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-7174) filed on July 18, 1997.



ITEM 2.  EXHIBITS

         1. Registration Statement on Form F-1 (Registration No. 333-7174) filed on July 1, 1997 and Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-7174) filed on July 18, 1997 are hereby incorporated by reference.

         2.   * Memorandum of Association

         3.   * Articles of Association

         4.   * Specimen of Ordinary Share certificate

         5.   * Amended and Restated Shareholders Rights Agreement



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         *   Exhibits 3.1, 3.2, 4.1 and 4.2, respectively, to Registrant's
Registration Statement on Form F-1 (Registration No. 333-7174) filed on July 1, 1997 and Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-7174) are hereby incorporated by reference.


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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            GALILEO TECHNOLOGY, LTD.


                                            Date:  July 21, 1997


                                            By: /s/ George A. Hervey
                                                -------------------------------
                                                George A. Hervey
                                                Senior Vice President and
                                                Chief Financial Officer





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